Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-86444) pertaining to the JetBlue Airways Corporation 2002 Stock Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-129238) pertaining to the JetBlue Airways Corporation Crewmember Stock Purchase Plan;

(3)	Registration Statement (Form S-8 No. 333-161565) pertaining to the JetBlue Airways Corporation 2002 Stock Incentive Plan and the JetBlue Airways Corporation Crewmember Stock Purchase Plan;

(4)	Registration Statement (Form S-8 No. 333-174947) pertaining to the JetBlue Airways Corporation 2011 Incentive Compensation Plan and the JetBlue Airways Corporation 2011 Crewmember Stock Purchase Plan;

(5)	Registration Statement (Form S-3 No. 333-181058) of JetBlue Airways Corporation; and

(6)	Registration Statement (Form S-3 No. 333-184730) of JetBlue Airways Corporation

of our reports dated February 20, 2013, with respect to the consolidated financial statements of JetBlue Airways Corporation, the effectiveness of internal control over financial reporting of JetBlue Airways Corporation and the financial statement schedule of JetBlue Airways Corporation listed in Item 15(2) included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

New York, New York
February 20, 2013